GMAC RFC  [GRAPHIC OMITTED]

                                            FREE WRITING PROSPECTUS FOR RAMP SERIES 2007-RS1 TRUST
                                             (Filed pursuant to Rule 433; SEC File No. 333-131211)

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RAMP SERIES 2007-RS1 TRUST
Issuing Entity

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2007-RS1

$493,000,000 CERTIFICATES (APPROXIMATE)

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor (SEC File No. 333-131211)

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

FEBRUARY 22, 2007

DEUTSCHE BANK [GRAPHIC OMITTED]

DISCLAIMER

 THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND
OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR
AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE  SECURITIES  AND EXCHANGE  COMMISSION WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-503-4611.

 The information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the
Class A and Class M  Certificates,  supersedes  any  information  contained in any prior similar  materials  relating to the Class A and
Class M Certificates.  The  information in this free writing  prospectus is  preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the Class A and Class M
Certificates  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the Class A and Class M  Certificates, when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase  any of the Class A and Class M  Certificates,  until we have  accepted  your offer to  purchase  Class A and Class M
Certificates.  The Class A and Class M Certificates  referred to in these  materials are being sold when, as and if issued.  The issuing entity is not  obligated to issue such Class A and Class M  Certificates  or any similar  security and the  underwriters'  obligation to deliver such Class A and Class M  Certificates  is subject to the terms and  conditions of the  underwriting  agreement with the issuing entity and the  availability  of such Class A and Class M  Certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the Class A and Class M  Certificates,  and the  characteristics  of the mortgage pool backing them,  may change (due, among other things,  to the possibility that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that  similar or different  mortgage  loans may be added to the mortgage  pool,  and that one or more classes of Class A and Class M Certificates  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.
You are advised that Class A and Class M  Certificates  may not be issued that have the  characteristics  described in this free writing prospectus.  The  underwriters'  obligation to sell any of the Class A and Class M  Certificates  to you is  conditioned on the mortgage loans and Class A and Class M  Certificates  having the  characteristics  described  in these  materials.  If for any reason the issuing entity does not deliver such Class A and Class M Certificates,  the underwriters  will notify you, and neither the issuing entity or any underwriter  will have any  obligation  to you to  deliver  all or any  portion of the Class A and Class M  Certificates  which you have committed to purchase,  and neither the issuing entity or any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

This  communication  does not contain all the  information  that is required to be included in the base  prospectus  and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                                                          RAMP SERIES 2007-RS1

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------------------------------------------------------------------------------------------------------------------------------------------------
---------- ----------- ----------------- ---------- ----------- ------------ -------------------- ------------- ---------------- ---------------
  Class     Interest     Approximate     Interest   Principal    Expected         Expected          Expected         Final          Expected
                                                                                  Principal
           Type                                                     WAL            Window           Maturity       Scheduled
             (2)(3)                       Accrual                (yrs)(2)        (months)(2)          Date       Distribution       Ratings
              (4)          Size(1)         Basis       Type      Call/Mat         Call/Mat            Mat            Date            (S/M)
---------- ----------- ----------------- ---------- ----------- ------------ -------------------- ------------- ---------------- ---------------
---------- ----------- ----------------- ---------- ----------- ------------ -------------------- ------------- ---------------- ---------------
   A-1      Floating     $[161,065,000]   Act/360      SEQ       1.00/1.00      1 - 23/1 - 23     January 2009   February 2037     [AAA/Aaa]
   A-2      Floating       [18,907,000]   Act/360      SEQ       2.00/2.00     23 - 26/23 - 26     April 2009    February 2037     [AAA/Aaa]
   A-3      Floating      [158,564,000]   Act/360      SEQ       3.88/3.88     26 - 81/26 - 81      November     February 2037     [AAA/Aaa]
                                                                                                      2013
   A-4      Floating       [66,914,000]   Act/360      SEQ      8.61/10.58    81 - 111/81 - 261     November     February 2037     [AAA/Aaa]
                                                                                                      2028
   A-5      Floating       [45,050,000]   Act/360    Support     3.43/3.75     1 - 111/1 - 261      November     February 2037     [AAA/Aaa]
                                                                                                      2028
   M-1      Floating        [9,000,000]   Act/360      MEZ       6.00/6.64    37 - 111/37 - 192     February     February 2037     [AAA/Aa1]
                                                                                                      2023
   M-2      Floating        [8,750,000]   Act/360      MEZ       6.00/6.60    37 - 111/37 - 183     May 2022     February 2037     [AA+/Aa2]
   M-3      Floating        [5,000,000]   Act/360      MEZ       6.00/6.56    37 - 111/37 - 172    June 2021     February 2037     [AA+/Aa3]
   M-4      Floating        [4,250,000]   Act/360      MEZ       6.00/6.51    37 - 111/37 - 164   October 2020   February 2037      [AA/A1]
   M-5      Floating        [4,000,000]   Act/360      MEZ       6.00/6.46    37 - 111/37 - 156     February     February 2037      [AA/A2]
                                                                                                      2020
   M-6      Floating        [3,500,000]   Act/360      MEZ       6.00/6.38    37 - 111/37 - 147     May 2019     February 2037      [AA-/A3]
   M-7      Floating        [3,000,000]   Act/360      MEZ       6.00/6.29    37 - 111/37 - 137    July 2018     February 2037      [A/Baa1]
   M-8      Floating        [2,500,000]   Act/360      MEZ       6.00/6.15    37 - 111/37 - 127    September     February 2037     [A-/Baa2]
                                                                                                      2017
   M-9      Floating        [2,500,000]   Act/360      MEZ       5.94/5.95    37 - 111/37 - 116   October 2016   February 2037    [BBB+/Baa3]
    TOTAL OFFERED       $[493,000,000]
    CERTIFICATES
---------- ----------- ----------------- ---------- ----------- ---------------------------------------------------------------- ---------------
  B(5)      Floating     [2,500,000]      Act/360      MEZ                            Not Offered Hereby                           [BB+/Ba1]
 SB (5)       N/A            N/A            N/A        SUB                            Not Offered Hereby                              N/A
  R (5)       N/A            N/A            N/A        RES                            Not Offered Hereby                              N/A
 TOTAL CERTIFICATES      $[495,500,000]
---------------------- ----------------- ---------- ----------- ------------- -------------------------- ----------------------- ---------------

NOTES:
(1)   Class sizes subject to a 5% variance.
(2)   Pricing Speed Assumption:

      Fixed:      Fixed:   20% HEP (2% CPR in month 1, building to 20% CPR by month 10, and remaining constant at 20% CPR thereafter).
      ARMs:       100% PPC (assumes that prepayments start at 2% CPR in month one,  increase by approximately  2.545% each month to 30% CPR in month  twelve,  and  remain at 30% CPR until  month 22,  from  month 23 to month 27,  50% CPR,  and from  month 28 and thereafter, 35% CPR).

(3)   The  pass-through  rate on the Class A, Class M, and Class B Certificates  will be equal to the lesser of (i) one-month  LIBOR plus the related margin and  (ii) the Net WAC Cap Rate.
(4)   If the 10%  optional  call is not  exercised,  the margin on the Class  A-1,  Class  A-2,  Class A-3,  Class A-4 and Class A-5
      Certificates  will double and the margin on the Class M and Class B Certificates  will increase to a 1.5x multiple,  beginning on the second Distribution Date after the first possible optional call date.
(5)   Not offered hereby.

ISSUING ENTITY:                     RAMP Series 2007-RS1 Trust.

CERTIFICATES:                       The Class  A-1,  Class A-2,  Class A-3,  Class A-4 and Class A-5  Certificates  (collectively,  the
                                    "Class A  Certificates"),  the Class M-1  through  M-9  Certificates  (collectively,  the  "Class M
                                    Certificates"),  and the  Class B  Certificates  are  backed  by the  Mortgage  Loans  (as  defined herein).  The Class A and the Class M  Certificates  will be offered  pursuant  to the  Preliminary
                                    Prospectus  Supplement  described  below.  The Class B and Class SB Certificates  will be privately placed and will not be offered pursuant to the Preliminary Prospectus.

MANAGER:                            Deutsche Bank Securities Inc.

SWAP COUNTERPARTY:                  Deutsche Bank AG, New York Branch.

YIELD MAINTENANCE PROVIDER:         TBD.

DEPOSITOR:                          Residential Asset Mortgage Products,  Inc. ("RAMP"),  an affiliate of Residential  Funding Company,
                                    LLC.

TRUSTEE AND SUPPLEMENTAL
INTEREST TRUST TRUSTEE:             LaSalle Bank National Association.

MASTER SERVICER
AND SPONSOR:                        Residential Funding Company, LLC (the "Sponsor", "Master Servicer" or "Residential Funding").

  SUBSERVICERS:                     Primary  servicing will be provided by Homecomings  Financial,  LLC  ("Homecomings") a wholly owned subsidiary of Residential  Funding,  GMAC Mortgage,  LLC, an affiliate of Residential  Funding, and
                                    SunTrust  Mortgage  Inc.  ("SunTrust"),  which is not an affiliate  of  Residential  Funding,  with respect to approximately 27.97%, 16.92% and 42.35% of the Mortgage Loans, respectively.

CREDIT RISK MANAGER:                Clayton Fixed Income Securities, Inc.

CUT-OFF DATE:                       February 1, 2007 after deducting payments due during the month of February 2007.

CLOSING DATE:                       On or about March 9, 2007.

DISTRIBUTION DATES:                 25th of each month (or the next  business  day if such day is not a  business  day)  commencing  on
                                    March 26, 2007.

FORM OF CERTIFICATES:               Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM
DENOMINATIONS:                      For the Class A, Class M-1, Class M-2 and Class M-3 Certificates:  $100,000 and integral  multiples of $1  in  excess  thereof,  for  the  Class  M-4  through  Class  M-9  Certificates  and  Class  B
                                    Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:               Subject to the  considerations  described in the Preliminary  Prospectus (as defined  herein),  the
                                    Class A and Class M  Certificates  are expected to be  considered  eligible for purchase by persons investing assets of employee benefit plans or individual  retirement  accounts.  However, the Class
                                    A and Class M  Certificates  may not be acquired or held by a person  investing  assets of any such plans or individual  retirement  accounts before the termination of the Swap Agreements (as defined herein),  unless such  acquisition or holding is eligible for the exemptive  relief available under the service  provider  exemption  under Section  408(b)(17)  of ERISA or one of the  investor-based exemptions,  including  Prohibited  Transaction  Class Exemption  ("PTCE")  84-14,  PTCE 90-1, PTCE
                                    91-38, PTCE 95-60 and PTCE 96-23, described in the Preliminary Prospectus.

LEGAL INVESTMENTS:                  The Class A and Class M Certificates  will not constitute  "mortgage  related  securities"  for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                         One or more REMIC elections.

MORTGAGE LOANS:

o    The Mortgage Loans will consist of first lien,  fixed-rate and  adjustable-rate  mortgage  loans (the "Mortgage  Loans").  On the
     Closing Date, the Mortgage Loans will have an approximate aggregate principal balance of $500,000,000 as of the Cut-off Date. The
     Mortgage Loans described herein are based on a statistical pool of 1,869 Mortgage Loans.

o    As of the Cut-off Date,  approximately  57.69% of the statistical  pool of Mortgage Loans described herein provide for an initial interest only period of up to fifteen years.

SILENT SECONDS:                     The mortgaged  properties  relating to  approximately  59.04% of the statistical pool of first-lien
                                    Mortgage  Loans,  which are  included  in this pool are  subject  to a  second-lien  mortgage  loan
                                    ("Silent  Seconds"),  based  solely  on  the  information  made  available  to the  Depositor.  The weighted average combined original  loan-to-value ratio of the Mortgage Loans, including the Silent
                                    Seconds is approximately 88.54%.

PRICING SPEED ASSUMPTIONS:

o    Fixed - 20% HEP (2% CPR in month 1, building to 20% CPR by month 10, and remaining constant at 20% CPR thereafter).

o    ARMs - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month  twelve,  and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and  thereafter,  35%
     CPR).

OPTIONAL CALL:                      On any  Distribution  Date on which the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date is less than 10% of the aggregate  principal  balance  of the  Mortgage  Loans as of the  Cut-Off  Date  (the  date of such occurrence,  the  "Optional  Call Date"),  the master  servicer or its designee may  terminate  the trust.  The  exercise  of the  optional  call may be subject to  limitations  as  described  in the prospectus supplement.

BASIS RISK
SHORTFALL:                          With  respect to any class of the Class A, Class M and Class B  Certificates  and any  Distribution
                                    Date on which the Net WAC Cap Rate is used to  determine  the  Pass-Through  Rate of that  class of
                                    Class  A,  Class  M and  Class B  Certificates,  an  amount  equal  to the  excess  of (i)  accrued certificate  interest for that class of the Class A  Certificates,  Class M Certificates or Class B
                                    Certificates  calculated  at a rate equal to  One-Month  LIBOR plus the related  margin,  over (ii)
                                    accrued  certificate  interest for that class of the Class A Certificates,  Class M Certificates or
                                    Class B Certificates calculated using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:              With  respect  to each  class  of the  Class  A,  Class  M and  Class  B and  Certificates  and any
                                    Distribution  Date, an amount equal to the aggregate  amount of Basis Risk Shortfall for that class on that  Distribution  Date,  plus any unpaid Basis Risk Shortfall from prior  Distribution  Dates, plus  interest  thereon  to the  extent  previously  unreimbursed  by Excess  Cash Flow or  amounts received under the Swap Agreements or the Yield  Maintenance  Agreement (as defined  herein),  at a rate equal to the related Pass-Through Rate for that class.

RELIEF ACT SHORTFALLS:              With respect to any Distribution Date, the shortfall,  if any, in collections of interest resulting from the  Servicemembers  Civil Relief Act, as amended,  or any similar  legislation or regulation.
                                    Relief Act  Shortfalls  will be covered by the Swap  Agreements,  Yield  Maintenance  Agreement and
                                    available  Excess Cash Flow in the current period only. Any Relief Act Shortfalls  allocated to the
                                    Class  A,  Class  M or  Class B  Certificates  for the  current  period  not  covered  by the  Swap
                                    Agreements,  Yield  Maintenance  Agreement  and Excess Cash Flow in the current  period will remain unpaid.

CREDIT ENHANCEMENT:                 A.  SUBORDINATION

                                    Credit  enhancement  for the Class A  Certificates  will include the  subordination  of the Class M
                                    Certificates  and the Class B Certificates.  Credit  enhancement for the Class M Certificates  will include the  subordination of each class of the Class M Certificates  with a lower payment priority and the Class B  Certificates.  Additionally,  credit  enhancement  for the Class  A-1,  Class A-2,
                                    Class A-3 and Class A-4 Certificates will include the subordination of the Class A-5 Certificates.

                                    INITIAL SUBORDINATION (INCLUDING THE INITIAL OVERCOLLATERALIZATION AMOUNT):

                                       ------------------- ------------------- ---------------- ---------------
                                       CLASS                EXPECTED RATING    INITIAL CREDIT       AFTER
                                                                                                  STEP-DOWN
                                                             (S&P/MOODY'S)         SUPPORT         SUPPORT
                                       ------------------- ------------------- ---------------- ---------------

                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class A                 [AAA/Aaa]            9.90            19.80
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-1               [AAA/Aa1]            8.10            16.20
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-2               [AA+/Aa2]            6.35            12.70
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-3               [AA+/Aa3]            5.35            10.70
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-4                [AA/A1]             4.50             9.00
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-5                [AA/A2]             3.70             7.40
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-6                [AA-/A3]            3.00             6.00
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-7                [A/Baa1]            2.40             4.80
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-8               [A-/Baa2]            1.90             3.80
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class M-9              [BBB+/Baa3]           1.40             2.80
                                       ------------------- ------------------- ---------------- ---------------
                                       ------------------- ------------------- ---------------- ---------------
                                       Class B                 [BB+/Ba1]            0.90             1.80
                                       ------------------- ------------------- ---------------- ---------------

                                    For any class of Class A,  Class M and Class B  Certificates,  the  Initial  Credit  Support is the
                                    aggregate  certificate  principal  balance  of all  certificates  subordinate  to such  class  as a percentage  of the  aggregate  stated  principal  balance of the  Mortgage  Loans as of the Cut-off
                                    Date.  The Initial Credit Support includes the initial Overcollateralization Amount.

                                    B.  OVERCOLLATERALIZATION ("OC")

                                        Initial (% Orig.)                                        0.90%
                                       OC Target (% Orig.)                                      0.90%
                                       OC Floor (% Orig.)                                       0.50%
                                       OC Stepdown Target (%Current)                            1.80%
                                       OC Holiday                                               None

C.       EXCESS SPREAD *

                                    Initially equal to approximately 262 basis points per annum, for the initial accrual period.

                                    * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

D.       SWAP AGREEMENTS/YIELD MAINTENANCE AGREEMENT

                                    The Class A, Class M and Class B  Certificates  will have the benefit of any net  payments  made by the Swap  Counterparty  and the Yield  Maintenance  Provider  to the  Supplemental  Interest  Trust
                                    Trustee,  on behalf of the  supplemental  interest  trust,  pursuant to the Swap  Agreements or the
                                    Yield Maintenance Agreement, as applicable.

EXCESS CASH FLOW
DISTRIBUTIONS:                      On any  Distribution  Date, the Excess Cash Flow will be allocated  among the  certificates as set forth in the Preliminary Prospectus in the following order of priority:

(1)  to pay the holders of the Class A Certificates on a pro rata basis based on accrued  certificate  interest  otherwise due thereon and then to the holders of the Class M Certificates in order of their payment priority,  and then to the Class B Certificates any
     Prepayment  Interest  Shortfalls  allocated  thereto for that  Distribution Date to the extent not covered by the Eligible Master
     Servicing Compensation on that Distribution Date;

(2)  to pay first to the  holders of the Class A  Certificates  on a pro rata basis  based on unpaid  prepayment  interest  shortfalls previously allocated thereto and then to the holders of the Class M Certificates in the order of their payment priority, and then to the Class B Certificates  any prepayment  interest  shortfalls  remaining unpaid from prior  Distribution  Dates together with interest thereon;

(3)  to pay to the holders of the Class A, Class M and Class B Certificates, the amount of any Relief Act Shortfalls allocated thereto on that Distribution Date, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

(4)  as part of the Principal  Distribution Amount,  first, to pay to the holders of the Class A-5 Certificates and then to pay to the holders of the Class M Certificates in the order of their payment priority,  and then to the Class B Certificates in reduction of their certificate  principal  balances,  the principal portion of realized losses previously  allocated to reduce the certificate principal balance of the Class A-5, Class M Certificates,  and Class B Certificates and remaining  unreimbursed,  but only to the extent of Subsequent Recoveries;

(5)  as part of the Principal  Distribution Amount, first, to pay to the holders of the Class A-5 Certificates and then, to pay to the holders of the Class M Certificates in the order of their payment priority,  and then to the Class B Certificates in reduction of their certificate  principal balances,  the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

(6)  to pay, first, to the holders of the Class A-5 Certificates,  the principal  portion of any realized losses previously  allocated thereto that remain  unreimbursed,  and then to the holders of the Class M Certificates,  in the order of their payment priority, and then to the holders of the Class B Certificates the principal  portion of any realized losses  previously  allocated  thereto that remain unreimbursed;

(7)  to pay the  holders  of the  Class  A,  Class M and  Class B  Certificates  as part of the  Principal  Distribution  Amount,  any
     Overcollateralization Increase Amount;

(8)  to pay to the holders of the Class A Certificates,  on a pro rata basis, based on the amount of Basis Risk Carry-Forward  Amounts previously allocated thereto that remain unreimbursed, and then to the holders of the Class M Certificates, in the order of their payment  priority,  and then to the  holders of the Class B  Certificates  the amount of any Basis Risk  Shortfall  Carry-Forward
     Amounts remaining unpaid as of that Distribution Date.

(9)  to pay any Swap Termination Payments as defined herein owed to the Swap Counterparty due to a swap provider trigger event; and

(10) to pay to the holders of the Class SB Certificates  and the Class R Certificates  any balance  remaining,  in accordance with the terms of the pooling and servicing agreement.

                                    On any  Distribution  Date, any amounts payable pursuant to clauses (4), (5), and (7) above will be included  in the  Principal  Distribution  Amount  and  will  be paid as  described  in  "Principal
                                    Distribution  Amount"  below.  Any  amounts  payable  pursuant to clause (6) above shall not accrue interest  or  reduce  the  certificate  principal  balance  of the  Class A  Certificates,  Class M
                                    Certificates or Class B Certificates.

INTEREST ACCRUAL PERIOD:            From and including  the preceding  Distribution  Date (for the first  accrual  period,  the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:                 On each Distribution  Date, the Pass-Through Rate on each class of the Class A Certificates,  Class
                                    M  Certificates  and Class B  Certificates  will be a per annum rate equal to the lesser of (x) for any Distribution  Date which occurs prior to the second  Distribution Date after the first possible
                                    Optional Call Date,  One-Month  LIBOR plus the related margin for such class,  and beginning on the second  Distribution  Date after the first  possible  Optional  Call Date,  (1) with respect to the
                                    Class A-1,  Class A-2,  Class A-3, Class A-4, and Class A-5  Certificates,  One-Month  LIBOR plus 2 times the related  initial margin for such class,  and (2) with respect to the Class M Certificates and Class B Certificates,  One-Month LIBOR plus 1.5 times the related initial margin of such class, and (y) the Net WAC Cap Rate.

NET WAC
CAP RATE:                           With  respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to the excess,  if any, of (i) the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage  Loans using the Net Mortgage  Rates in effect for the scheduled  payments due on such
                                    Mortgage  Loans during the related due period,  and (b) a fraction  expressed as a percentage,  the numerator of which is 30 and the  denominator  of which is the actual number of days in the related
                                    Interest  Accrual  Period over (ii) the  product of (a) a  fraction  expressed as a percentage  the numerator of which is the amount of any net swap payments or Swap  Termination  Payments not due to a swap  counterparty  trigger event owed to the Swap  Counterparty as of such Distribution Date and the  denominator of which is the aggregate  stated  principal  balance of the Mortgage Loans before giving  effect to  distributions  of  principal  to be made on that  Distribution  Date,  and (b) a fraction  expressed as a percentage,  the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the mortgage  rate thereon  minus the rate at which the master servicing, sub-servicing and credit risk manager fees are paid.
ELIGIBLE MASTER
SERVICING COMPENSATION:             For any  Distribution  Date,  an amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the stated principal  balance of the Mortgage Loans immediately  preceding that Distribution  Date, and
                                    (b) the sum of the master  servicing  fee  payable to the Master  Servicer in respect of its master servicing  activities and  reinvestment  income  received by the Master Servicer on amounts payable with respect to that Distribution Date.

ADVANCES:                           The Master  Servicer  will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.
OVERCOLLATERALIZATION
AMOUNT:                             With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate stated principal balance of the Mortgage  Loans before  giving  effect to  distributions  of principal to be made on that Distribution Date, over (b) the aggregate  certificate principal balance of the Class A, Class
                                    M and Class B Certificates,  as of such date, before taking into account distributions of principal to be made on that Distribution Date.
REQUIRED
OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution  Date (i) if such Distribution Date is prior to the Stepdown Date, an amount equal to 0.90% of the aggregate stated principal  balance of the Mortgage Loans as of the
                                    Cut-off Date or (ii) if such  Distribution  Date is on or after the Stepdown  Date,  the greater of
                                    (x) 1.80% of the then current aggregate  outstanding  principal balance of the Mortgage Loans after
                                    giving   effect   to   distributions   to  be  made  on  that   Distribution   Date   and  (y)  the
                                    Overcollateralization  Floor; provided,  however that if a Trigger Event is in effect, the Required
                                    Overcollateralization  Amount will be an amount equal to the Required  Overcollateralization Amount for the immediately preceding Distribution Date. The Required  Overcollateralization  Amount may be
                                    reduced from time to time with notification to the rating agencies.
OVERCOLLATERALIZATION
FLOOR:                              0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

STEPDOWN DATE:                      The  Distribution  Date which is the  earlier  to occur of (i) the  Distribution  Date  immediately succeeding the Distribution Date on which the aggregate  certificate principal balance of the Class
                                    A Certificates  has been reduced to zero and (ii) the later to occur of (x) the  Distribution  Date in February 2010 and (y) the first Distribution Date on which the Senior Enhancement  Percentage is greater than or equal to 19.80%.

OVERCOLLATERALIZATION
INCREASE AMOUNT:                    With respect to any  Distribution  Date, an amount equal to the lesser of (i) available Excess Cash
                                    Flow available for payment of the Overcollateralization  Increase Amount on that Distribution Date, as provided in clause (7) under "Excess Cash Flow  Distributions"  and (ii) the excess,  if any, of
                                    (x)  the  Required   Overcollateralization   Amount  for  that   Distribution  Date  over  (y)  the
                                    Overcollateralization Amount for that Distribution Date.
OVERCOLLATERALIZATION
REDUCTION AMOUNT:                   With  respect to any  Distribution  Date for which the Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that Distribution  Date, greater  than zero,  an amount equal to the lesser of (i) the Excess  Overcollateralization  Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With respect to any  Distribution  Date, the excess,  if any, of the  Overcollateralization  Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:                   With  respect to any  Distribution  Date,  an amount  equal to the sum of (a) the excess of (1) the available  distribution amount for that Distribution Date other than any amounts received under the
                                    Swap Agreements and the Yield Maintenance Agreement included as part of the Principal  Distribution
                                    Amount as described below under "Swap  Agreements" and the "Yield  Maintenance  Agreement" over (2)
                                    the sum of (x) the interest  distribution  amount for the Class A, Class M and Class B Certificates for that  Distribution Date and (y) the lesser of (i) the aggregate  certificate  principal balance of the Class A, Class M and Class B Certificates  immediately  prior to such  Distribution Date and
                                    (ii) the Principal  Remittance  Amount for that  Distribution  Date to the extent not needed to pay interest on the Class A, Class M and Class B  Certificates  on such  Distribution  Date and (b) the
                                    Overcollateralization  Reduction  Amount.  Excess  Cash  Flow may be used to  protect  the Class A,
                                    Class M and Class B  Certificates  against  realized  losses by making  an  additional  payment  of principal up to the amount of the realized  losses as and to the extent  described above in "Excess
                                    Cash Flow Distributions".

TRIGGER EVENT:
                                    A  Trigger  Event  is in  effect  on any  Distribution  Date if  either  (i)  with  respect  to any
                                    Distribution Date the three month average of the Sixty-Plus Delinquency  Percentage,  as determined on that Distribution Date and the immediately  preceding two Distribution  Dates, equals or exceeds
                                    54.26% of the Senior Enhancement  Percentage or (ii) the aggregate amount of realized losses on the
                                    Mortgage Loans as a percentage of the initial  aggregate stated  principal  balance of the Mortgage
                                    Loans as of the Cut-off Date exceeds the applicable amount set forth below:

                                    ------------------------- -------------------------------------------------------------
                                                                                      LOSS TRIGGER
                                    ------------------------- -------------------------------------------------------------
                                    Months 25-36              0.50% in the first month plus an additional 1/12th of 0.65%
                                                              for every month thereafter
                                    Months 37-48              1.15% in the first month plus an additional 1/12th of 0.75%
                                                              for every month thereafter
                                    Months 49-60              1.90% in the first month plus an additional 1/12th of 0.65%
                                                              for every month thereafter
                                    Months 61-72              2.55% in the first month plus an additional 1/12th of 0.40%
                                                              for every month thereafter
                                    Months 73-84              2.95% in the first month plus an additional 1/12th of 0.05%
                                                              for every month thereafter
                                    Months 84 and thereafter  3.00%
                                    ------------------------- -------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With  respect  to  any  Distribution  Date,  arithmetic  average,  for  each  of  the  three  prior
                                    Distribution  Dates ending with such Distribution Date of the fraction,  expressed as a percentage, equal to (x) the aggregate stated principal  balance of the Mortgage Loans that are 60 or more days delinquent  in payment of principal and interest for that  Distribution  Date,  including  Mortgage
                                    Loans  in  bankruptcy  that  are 60 or more  days  delinquent,  foreclosure  or REO,  over  (y) the aggregate stated principal  balance of the Mortgage Loans  immediately  preceding that Distribution
                                    Date.

SENIOR ENHANCEMENT
PERCENTAGE:                         On any  Distribution  Date,  a fraction,  the  numerator  of which is the sum of (i) the  aggregate
                                    certificate   principal   balance  of  the  Class  M  and  Class  B   Certificates   and  (ii)  the
                                    Overcollateralization  Amount,  in each case prior to the  distribution of the aggregate  Principal
                                    Distribution  Amount on such  Distribution  Date,  and the  denominator  of which is the  aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:                On any Distribution  Date, the lesser of (a) the excess of (i) the  available  distribution  amount over (ii) the interest distribution amount and (b) the sum of the following:

                                    (i)     the principal  portion of all scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

                                    (ii)    the  principal  portion of all proceeds of the  repurchase  of Mortgage  Loans,  or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                                    (iii)   the  principal  portion  of  all  other  unscheduled   collections  other  than  Subsequent
                                            Recoveries,  received on the Mortgage Loans during the preceding  calendar month, or deemed to be received during the preceding calendar month,  including,  without  limitation,  full and partial  principal  prepayments  made by the respective  mortgagors,  to the extent not distributed in the preceding month;

                                    (iv)    the lesser of  (a) Subsequent  Recoveries for that  Distribution Date and (b) the principal portion of any  realized  losses  allocated to any class of the Class A, Class M or Class B
                                            Certificates on a prior Distribution Date and remaining unpaid;

                                    (v)     the sum of (I) the lesser of (a) the  Excess Cash Flow for that  Distribution  Date, to the extent not used in clause (b) (iv) above on such  Distribution  Date, and (b) the principal portion of any realized losses incurred,  or deemed to have been incurred,  on any Mortgage
                                            Loans in the calendar  month  preceding  that  Distribution  Date to the extent  covered by
                                            Excess  Cash  Flow  for  that  Distribution  Date as  described  under  "Excess  Cash  Flow
                                            Distributions"  above (II) the  principal  portion of any realized  losses  incurred on the
                                            Mortgage  Loans in the  calendar  month  preceding  that  Distribution  Date to the  extent covered by payments made by the Yield  Maintenance  Agreement  Provider as described  under
                                            "Yield Maintenance  Agreement" below and (III) the principal portion of any realized losses incurred on the Mortgage Loans in the calendar month  preceding that  Distribution  Date to the extent  covered by payments  made by the Swap  Counterparty  as  described  under "Swap
                                            Agreements" below; and

                                    (vi)    the sum of (I) the lesser of (a) the  Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to clauses (b) (iv) and (v) above on such  Distribution  Date, and
                                            (b) the amount of any  Overcollateralization  Increase Amount for that  Distribution  Date, to the extent  covered by Excess Cash Flow for that  Distribution  Date as described  under
                                            "Excess  Cash Flow  Distributions"  above (II) to the extent not  covered by clause (I) the amount of any  Overcollateralization  Increase  Amount for that  Distribution  Date, to the extent covered by payments made by the Yield  Maintenance  Agreement  Provider as described under "Yield  Maintenance  Agreement"  below and (III) to the extent not covered by clauses
                                            (I)  and  (II)  the  amount  of  any   Overcollateralization   Increase   Amount  for  that
                                            Distribution  Date,  to the extent  covered by payments  made by the Swap  Counterparty  as described under "Swap Agreements" below;

                                    minus

                                    (vii)   the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

                                    (viii)  any capitalization reimbursement amount; and

                                    (ix)    any net swap payments or Swap Termination Payments not due to a swap counterparty trigger event owed to the Swap Counterparty to the extent not previously paid from interest or principal collections on the Mortgage Loans.

                                    In no event will the Principal  Distribution  Amount on any Distribution  Date be less than zero or greater than the outstanding  aggregate  certificate principal balance of the Class A Certificates,
                                    Class M and Class B Certificates.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a Trigger Event is in effect for that Distribution Date, the Principal  Distribution Amount for that  Distribution  Date or (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in effect for that Distribution Date, the lesser of:

                    o    the Principal Distribution Amount for that Distribution Date; and

                    o    the  excess,  if any,  of (A)  the  aggregate  certificate  principal  balance  of the  Class A  Certificates immediately  prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the  applicable
                         Subordination  Percentage and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the aggregate stated  principal  balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that
                         Distribution Date, over the Overcollateralization Floor.

PRINCIPAL REMITTANCE
AMOUNT:                             For any  Distribution  Date,  the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly  payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the principal  portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution,  amounts  representing a principal  adjustment as required in the pooling and servicing  agreement during the preceding  calendar month;  and (iii) the principal  portion of all other  unscheduled  collections  received on the Mortgage  Loans during the preceding  calendar month including,  without limitation, full and partial principal prepayments made by the respective mortgagors,  to the  extent  not  distributed  in the  preceding  month  but  excluding  Subsequent
                                    Recoveries.
INTEREST
DISTRIBUTIONS:                      Distributions  to the  holders  of the  Class  A,  Class M and  Class B  Certificates  will be made generally as follows:

                                    From the  available  distribution  amount  remaining  on each  Distribution  Date  (other than any amounts received under the Swap Agreements and the Yield  Maintenance  Agreement  included as part of the  Principal  Distribution  Amount as  described  below  under "Swap  Agreements"  and "Yield
                                    Maintenance  Agreement")  after payment of certain fees and expenses,  distribution of accrued and unpaid interest (less any prepayment  interest shortfalls not covered by Eligible Master Servicing
                                    Compensation  or any Relief  Act  Shortfalls)  to the  holders of the Class A, Class M and Class B
                                    Certificates, in the following order of priority:

(i)      To each class of the Class A
         Certificates, on a pro-rata basis,
         based on the accrued certificate
         interest accrued thereon;
(ii)     To the Class M-1 Certificates;
(iii)    To the Class M-2 Certificates;
(iv)     To the Class M-3 Certificates;
(v)      To the Class M-4 Certificates;
(vi)     To the Class M-5 Certificates;
(vii)    To the Class M-6 Certificates;
(viii)   To the Class M-7 Certificates;
(ix)     To the Class M-8 Certificates;
(x)      To the Class M-9 Certificates; and
(xi)     To the Class B Certificates.

PRINCIPAL DISTRIBUTIONS:
                                     The Principal Distribution Amount will be distributed as follows:

(i)  Concurrently, on a pro rata basis (based on the Certificate Principal Balance of the Class A-5 Certificates, on the one hand, and the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on the other hand)
     as follows:

(a)  to the Class A-5 Certificates until reduced to zero; and

(b)  to the Class  A-1,  Class  A-2,  Class A-3 and Class A-4  Certificates,  sequentially,  in that  order,  until  their  respective
     Certificate Principal Balances are reduced to zero;

(ii) To the Class M-1 Certificates,  the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class
     M-1 Certificates is reduced to zero;

(iii) To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class
     M-2 Certificates is reduced to zero;

(iv) To the Class M-3 Certificates,  the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class
     M-3 Certificates is reduced to zero;

(v)  To the Class M-4 Certificates,  the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class
     M-4 Certificates is reduced to zero;

(vi) To the Class M-5 Certificates,  the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class
     M-5 Certificates is reduced to zero;

(vii) To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class
     M-6 Certificates is reduced to zero;

(viii) To the Class M-7 Certificates,  the Class M-7 Principal  Distribution  Amount,  until the certificate  principal balance of the
     Class M-7 Certificates is reduced to zero;

(ix) To the Class M-8 Certificates,  the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class
     M-8 Certificates is reduced to zero;

(x)  To the Class M-9 Certificates,  the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class
     M-9 Certificates is reduced to zero; and

(xi) To the Class B Certificates,  the Class B Principal  Distribution Amount, until the certificate  principal balance of the Class B
     Certificates is reduced to zero.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A  Principal
                                    Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal
                    Distribution Amount; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A Certificates
                    (after taking into account the payment of the Class A Principal  Distribution  Amount for that Distribution  Date)
                    and (2) the certificate  principal  balance of the Class M-1 Certificates  immediately  prior to that Distribution
                    Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                    Distribution  Date and (y) the excess,  if any, of the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that  Distribution  Date after  distribution  of the Class A and Class M-1
                                    Principal  Distribution  Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class
                    M-1 Principal Distribution Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1
                    Certificates  (after taking into account the payment of the Class A and Class M-1 Principal  Distribution  Amounts
                    for that Distribution  Date) and (2) the certificate  principal balance of the Class M-2 Certificates  immediately prior to that  Distribution  Date  over (B) the  lesser of (x) the  product  of (1) the  applicable  Subordination
                    Percentage  and (2) the  aggregate  stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution  Date, over the
                    Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that  Distribution  Date after  distribution of the Class A, Class M-1 and
                                    Class M-2 Principal  Distribution  Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1 and Class M-2 Principal Distribution Amounts; and

               o    the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1 and Class M-2  Certificates  (after  taking  into  account  the  payment  of the Class A,  Class M-1 and Class M-2
                    Principal  Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class
                    M-3 Certificates  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                    Distribution Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2 and  Class M-3  Principal  Distribution  Amounts  or (ii) on or after  the  Stepdown  Date if a
                                    Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                    Class M-2 and Class M-3  Certificates  (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates  immediately  prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal  balance of the Mortgage
                    Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that
                    Distribution Date, over the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2, Class M-3 and Class M-4 Principal  Distribution  Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                    Class M-2, Class M-3 and Class M-4 Certificates  (after taking into account the payment of the Class A, Class M-1,
                    Class  M-2,  Class  M-3 and Class M-4  Principal  Distribution  Amounts  for that  Distribution  Date) and (2) the certificate  principal balance of the Class M-5 Certificates  immediately prior to that Distribution Date over (B)
                    the  lesser of (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the  aggregate  stated
                    principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2,  Class M-3,  Class M-4 and Class M-5  Principal  Distribution  Amounts or (ii) on or after the
                                    Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                    Class M-2, Class M-3, Class M-4 and Class M-5 Certificates  (after taking into account the payment of the Class A,
                    Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amount for that Distribution Date)
                    and (2) the certificate  principal  balance of the Class M-6 Certificates  immediately  prior to that Distribution
                    Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                    Distribution  Date and (y) the excess,  if any, of the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2,  Class M-3, Class M-4,  Class M-5 and Class M-6 Principal  Distribution  Amounts or (ii) on or
                                    after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                    Class M-2, Class M-3, Class M-4,  Class M-5 and Class M-6  Certificates  (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3,  Class M-4, Class M-5 and Class M-6 Principal  Distribution  Amounts
                    for that Distribution  Date) and (2) the certificate  principal balance of the Class M-7 Certificates  immediately prior to that  Distribution  Date  over (B) the  lesser of (x) the  product  of (1) the  applicable  Subordination
                    Percentage  and (2) the  aggregate  stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution  Date, over the
                    Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2, Class M-3, Class M-4,  Class M-5,  Class M-6 and Class M-7 Principal  Distribution  Amounts or
                                    (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                    Class M-2, Class M-3, Class M-4,  Class M-5, Class M-6 and Class M-7  Certificates  (after taking into account the payment of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal
                    Distribution  Amounts  for that  Distribution  Date) and (2) the  certificate  principal  balance of the Class M-8
                    Certificates  immediately  prior to that  Distribution  Date  over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                    Distribution Date, over the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2, Class M-3,  Class M-4,  Class M-5,  Class M-6, Class M-7 and Class M-8 Principal  Distribution
                                    Amounts  or (ii) on or  after  the  Stepdown  Date if a  Trigger  Event is not in  effect  for that
                                    Distribution Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7 and Class M-8  Principal  Distribution
                    Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                    Class M-2, Class M-3, Class M-4,  Class M-5,  Class M-6, Class M-7 and Class M-8  Certificates  (after taking into account the payment of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7
                    and Class M-8 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates  immediately  prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal  balance of the Mortgage
                    Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that
                    Distribution Date, over the Overcollateralization Floor.

CLASS B PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8 and Class M-9 Principal
                                    Distribution  Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class
                    M-1,  Class  M-2,  Class M-3,  Class M-4,  Class M-5,  Class  M-6,  Class M-7,  Class M-8 and Class M-9  Principal
                    Distribution Amounts; and

               o    the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                    Class M-2, Class M-3, Class M-4,  Class M-5,  Class M-6, Class M-7, Class M-8, and Class M-9  Certificates  (after taking into account the payment of the Class A, Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                    Class  M-7,  Class  M-8 and Class M-9  Principal  Distribution  Amounts  for that  Distribution  Date) and (2) the certificate principal balance of the Class B Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y)
                    the excess,  if any, of the  aggregate  stated  principal  balance of the Mortgage  Loans after  giving  effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                         As to any class of Class A, Class M or Class B Certificates,  the respective approximate percentage set forth below:

                                     -------------------- ----------------------- ------------------
                                     CLASS                EXPECTED RATING (S&P/    SUBORDINATION %
                                                                 MOODY'S)
                                     -------------------- ----------------------- ------------------
                                           Class A              [AAA/Aaa]               80.20
                                     -------------------- -----------------------
                                                                                  ------------------
                                          Class M-1             [AAA/Aa1]               83.80
                                     -------------------- ----------------------- ------------------
                                          Class M-2             [AA+/Aa2]               87.30
                                     -------------------- ----------------------- ------------------
                                          Class M-3             [AA+/Aa3]               89.30
                                     -------------------- ----------------------- ------------------
                                          Class M-4              [AA/A1]                91.00
                                     -------------------- ----------------------- ------------------
                                          Class M-5              [AA/A2]                92.60
                                     -------------------- ----------------------- ------------------
                                          Class M-6              [AA-/A3]               94.00
                                     -------------------- ----------------------- ------------------
                                          Class M-7              [A/Baa1]               95.20
                                     -------------------- ----------------------- ------------------
                                          Class M-8             [A-/Baa2]               96.20
                                     -------------------- ----------------------- ------------------
                                          Class M-9            [BBB+/Baa3]              97.20
                                     -------------------- ----------------------- ------------------
                                     -------------------- ----------------------- ------------------
                                           Class B              [BB+/Ba1]               98.20
                                     -------------------- ----------------------- ------------------

SUBSEQUENT RECOVERIES:              Subsequent recoveries,  net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:               Any realized losses will be allocated or covered as follows:

               (i)  By Excess  Cash Flow for the  related  Distribution  Date as and to the  extent  described  in  "Excess  Cash Flow
                    Distributions" above;

               (ii) By any amounts available from the Yield Maintenance Agreement for the related Distribution Date;

               (iii) By any amounts available from the Swap Agreements for the related Distribution Date;

               (iv) By reduction of the  Overcollateralization  Amount,  until reduced to zero (as further described in the prospectus supplement);

               (v)  To the Class B Certificates, until reduced to zero;

               (vi) To the Class M-9 Certificates, until reduced to zero;

               (vii) To the Class M-8 Certificates, until reduced to zero;

               (viii) To the Class M-7 Certificates, until reduced to zero;

               (ix) To the Class M-6 Certificates, until reduced to zero;

               (x)  To the Class M-5 Certificates, until reduced to zero;

               (xi) To the Class M-4 Certificates, until reduced to zero;

               (xii) To the Class M-3 Certificates, until reduced to zero;

               (xiii) To the Class M-2 Certificates, until reduced to zero;

               (xiv) To the Class M-1 Certificates, until reduced to zero; and

               (xv) To the Class A-5 Certificates, until reduced to zero.

               Investors in the Class A-1,  Class A-2,  Class A-3 and Class A-4  Certificates  should  note,  however,  that  although
               Realized  Losses will not be allocated to these  certificates,  under  certain loss  scenarios  there may not be enough interest  and  principal on the  mortgage  loans to  distribute  to the Class A-1,  Class A-2,  Class A-3 and Class A-4
               Certificates all interest and principal amounts to which they are then entitled.

PRELIMINARY
PROSPECTUS:

               The Class A and Class M Certificates will be offered pursuant to a Preliminary  Prospectus which includes a Preliminary
               Prospectus Supplement (together, the "Preliminary Prospectus").  Additional information with respect to the Class A and
               Class M Certificates and the Mortgage Loans is contained in the Preliminary  Prospectus.  The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

                                                            SWAP AGREEMENTS

SWAP AGREEMENTS:

               On the Closing Date, the Supplemental  Interest Trust Trustee, on behalf of the supplemental interest trust, will enter into two  separate  Swap  Agreements  (the  "Swap  Agreements")  with  Deutsche  Bank AG,  New York  Branch  (the "Swap
               Counterparty")  for the benefit of the Class A, Class M and Class B  Certificates  and will be directed to  establish a non-interest bearing account, the supplemental interest trust account.

               Under Swap  Agreement I, on each  Distribution  Date (i) the  Supplemental  Interest  Trust  Trustee,  on behalf of the supplemental  interest trust,  shall be obligated to pay to the Swap  Counterparty an amount, if any, equal to [5.335]%
               (subject to a +/- 5% variance) per annum on a notional  amount equal to the related swap  notional  amount set forth in the schedule below with respect to Swap Agreement I and (ii) the Supplemental  Interest Trust Trustee, on behalf of the supplemental  interest trust, will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR on the notional  balance equal to the related swap notional amount set forth in the schedule below with respect to Swap
               Agreement I accrued during the related swap accrual period,  until Swap Agreement I is retired.  Only the net amount of the two obligations above will be paid by the appropriate party.

               Under Swap Agreement II, on each  Distribution  Date (i) the  Supplemental  Interest  Trust  Trustee,  on behalf of the supplemental  interest trust,  shall be obligated to pay to the Swap  Counterparty an amount, if any, equal to [5.170]%
               (subject to a +/- 5% variance) per annum on a notional  amount equal to the related swap  notional  amount set forth in the schedule below with respect to Swap Agreement II and (ii) the Supplemental Interest Trust Trustee, on behalf of the supplemental  interest trust, will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR on the notional  balance equal to the related swap notional amount set forth in the schedule below with respect to Swap
               Agreement II accrued during the related swap accrual period, until Swap Agreement II is retired. Only the net amount of the two obligations above will be paid by the appropriate party.

               Upon early  termination of each of the Swap  Agreements,  the  Supplemental  Interest  Trust Trustee,  on behalf of the supplemental  interest  trust,  or the Swap  Counterparty  may be  liable  to make a  termination  payment  (the  "Swap
               Termination  Payment")  to the other party,  regardless  of which party caused the  termination.  The Swap  Termination
               Payment will be computed in accordance  with the procedures set forth in the applicable  Swap  Agreement.  In the event that the Supplemental  Interest Trust Trustee, on behalf of the supplemental interest trust, is required to make a Swap
               Termination  Payment,  that payment will be paid on the related  Distribution Date, and on any subsequent  Distribution
               Dates until paid in full, prior to distributions to Certificateholders  (other than a Swap Termination Payment due to a swap provider trigger event).

SWAP AGREEMENT I
NOTIONAL BALANCE
SCHEDULE:                  As to any class of Class A, Class M or Class B Certificates, the respective amount set forth below:

----------- ---------------------- ----------- ----------------------- ---------- ------------------- ------------- --------------------
  PERIOD        SWAP NOTIONAL        PERIOD    SWAP NOTIONAL BALANCE    PERIOD      SWAP NOTIONAL        PERIOD        SWAP NOTIONAL
                 BALANCE ($)                            ($)                          BALANCE ($)                        BALANCE ($)
----------- ---------------------- ----------- ----------------------- ---------- ------------------- ------------- --------------------
    1          390,000,000.00          40          237,241,156.88         79        138,841,526.06        118          80,000,609.42
    2          387,832,682.26          41          234,040,581.19         80        136,922,437.41        119          78,857,322.35
    3          385,195,423.02          42          230,881,496.35         81        135,028,498.89        120          77,729,234.71
    4          382,090,754.69          43          227,763,374.49         82        133,159,388.84        121          76,616,150.78
    5          378,522,904.87          44          224,685,694.35         83        131,314,789.67        122          75,517,877.34
    6          374,497,812.23          45          221,647,941.28         84        129,494,387.79        123          74,434,223.61
    7          370,023,132.94          46          218,649,607.08         85        127,697,873.58        124          73,365,001.22
    8          365,108,237.27          47          215,690,189.99         86        125,924,941.34        125          72,310,024.20
    9          360,256,600.95          48          212,769,194.56         87        124,175,289.23        126          71,269,108.96
    10         355,467,421.92          49          209,886,131.61         88        122,448,619.24        127          70,242,074.19
    11         350,739,908.21          50          207,040,518.09         89        120,744,637.10        128          69,228,740.93
    12         346,073,277.84          51          204,231,877.07         90        119,063,052.29        129          68,228,932.45
    13         341,466,758.63          52          201,459,737.64         91        117,403,577.94        130          67,242,474.31
    14         336,919,588.16          53          198,723,634.82         92        115,765,930.84        131          66,269,194.23
    15         332,431,013.59          54          196,023,109.49         93        114,149,831.33        132          65,308,922.16
    16         328,000,291.55          55          193,357,708.33         94        112,555,003.30        133          64,361,490.19
    17         323,626,688.04          56          190,726,983.74         95        110,981,174.14        134          63,426,732.54
    18         319,309,478.29          57          188,130,493.76         96        109,428,074.68        135          62,504,485.55
    19         315,047,946.66          58          185,567,802.01         97        107,895,439.17        136          61,594,587.62
    20         310,841,386.53          59          183,038,477.62         98        106,383,005.19        137          60,696,879.21
    21         306,689,100.16          60          180,542,095.16         99        104,890,513.69        138          59,811,202.81
    22         302,590,398.61          61          178,078,234.56         100       103,417,708.85        139          58,937,402.91
    23         298,544,601.60          62          175,646,481.05         101       101,964,338.13        140          58,075,325.97
    24         294,551,037.44          63          173,246,425.10         102       100,530,152.15        141          57,224,820.40
    25         290,609,042.88          64          170,877,662.37         103       99,114,904.71         142          56,385,736.55
    26         286,717,963.02          65          168,539,793.58         104       97,718,352.72         143          55,557,926.67
    27         282,877,151.23          66          166,232,424.52         105       96,340,256.17         144          54,741,244.86
    28         279,085,969.00          67          163,955,165.96         106       94,980,378.09         145          53,935,547.11
    29         275,343,785.88          68          161,707,633.58         107       93,638,484.51         146          53,140,691.22
    30         271,649,979.36          69          159,489,447.90         108       92,314,344.42         147          52,356,536.81
    31         268,003,934.77          70          157,300,234.23         109       91,007,729.74         148          51,582,945.28
    32         264,405,045.18          71          155,139,622.65         110       89,718,415.28         149          50,819,779.78
    33         260,852,711.31          72          153,007,247.86         111       88,446,178.69         150          50,066,905.23
    34         257,346,341.43          73          150,902,749.21         112       87,190,800.47         151          49,324,188.23
    35         253,885,351.26          74          148,825,770.60         113       85,952,063.85         152          48,591,497.12
    36         250,469,163.91          75          146,775,960.41         114       84,729,754.86         153          47,868,701.88
    37         247,097,209.72          76          144,752,971.48         115       83,523,662.20         154          47,155,674.16
    38         243,768,926.23          77          142,756,461.03         116       82,333,577.28         155                0
    39         240,483,758.08          78          140,786,090.61         117       81,159,294.14
----------- ---------------------- ----------- ----------------------- ---------- ------------------- ------------- --------------------

SWAP AGREEMENT II
NOTIONAL BALANCE
SCHEDULE:                  As to any class of Class A, Class M or Class B Certificates, the respective amount set forth below:

----------- ---------------------- ----------- -----------------------
  PERIOD        SWAP NOTIONAL        PERIOD    SWAP NOTIONAL BALANCE
                 BALANCE ($)                            ($)
----------- ---------------------- ----------- -----------------------
    1          110,000,000.00          32          29,568,294.29
    2          109,152,493.14          33          28,184,033.69
    3          107,991,237.33          34          26,864,578.22
    4          106,514,777.25          35          25,606,894.00
    5          104,724,109.91          36          24,408,089.15
    6          102,622,804.59          37          23,265,407.20
    7          100,217,097.96          38          22,176,220.72
    8           97,515,960.92          39          21,138,025.26
    9           94,531,133.90          40          20,148,433.67
    10          91,277,127.53          41          19,205,170.50
    11          87,771,185.83          42          18,306,066.86
    12          84,399,906.87          43          17,449,055.40
    13          81,158,118.25          44          16,632,165.54
    14          78,040,846.28          45          15,853,518.95
    15          75,043,308.29          46          15,111,325.25
    16          72,160,905.32          47          14,403,877.87
    17          69,389,215.04          48          13,729,550.15
    18          66,723,985.00          49          13,086,791.55
    19          64,161,126.07          50          12,474,124.15
    20          61,696,706.19          51          11,890,139.21
    21          59,326,944.34          52          11,333,493.94
    22          54,670,693.89          53          10,802,908.41
    23          50,379,887.30          54          10,297,162.61
    24          46,425,842.89          55           9,815,093.66
    25          42,782,129.99          56           9,355,593.11
    26          39,424,392.38          57           8,917,604.41
    27          37,578,711.58          58           8,500,120.45
    28          35,819,437.63          59           8,102,181.30
    29          34,142,525.33          60           7,722,871.96
    30          32,544,118.87          61                0
    31          31,020,542.94
----------- ---------------------- ----------- -----------------------

                                                      YIELD MAINTENANCE AGREEMENT

YIELD MAINTENANCE
AGREEMENT:

               On the Closing Date, the Supplemental  Interest Trust Trustee, on behalf of the supplemental interest trust, will enter into a Yield Maintenance  Agreement (the "Yield Maintenance  Agreement") with [TBD] (the "Yield Maintenance  Provider")
               for the  benefit of the Class A,  Class M and Class B  Certificates.  Under the Yield  Maintenance  Agreement,  on each
               Distribution  Date commencing in [March 2007] and ending after the Distribution Date in [March 2008] the amount payable by the Yield  Maintenance  Provider will equal the product of (i) the excess (if any) of (x) the Floor Ceiling Rate for such Distribution Date (as set forth in the Yield Maintenance Agreement Schedule) over (y) the greater of (a) One-Month
               LIBOR (as determined  pursuant to the Yield Maintenance  Agreement) and (b) the Floor Strike Rate for such Distribution
               Date (as set forth in the Yield Maintenance Agreement Schedule),  (ii) the Floor Notional Amount* (described below) for such Distribution Date (as set forth in the Yield Maintenance Agreement Schedule),  and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

               *The  notional  amount for the Yield  Maintenance  Agreement  will be as specified in the Yield  Maintenance  Agreement
               Schedule below until the Distribution  Date in [September  2007] and thereafter,  shall be the lesser of such scheduled notional amount and the aggregate certificate principal balances of the Certificates.

YIELD MAINTENANCE AGREEMENT
NOTIONAL BALANCE
SCHEDULE:                  As to any class of Class A, Class M or Class B Certificates, the respective amount set forth below:

                           ------------- -------------------------- ---------------- ---------------
                              PERIOD      FLOOR NOTIONAL BALANCE     FLOOR CEILING    FLOOR STRIKE
                                                    ($)                RATE (%)         RATE (%)
                           ------------- -------------------------- ---------------- ---------------
                                1             500,000,000.00             5.29             5.29
                                2             498,983,195.82             5.33             5.20
                                3             497,966,908.93             5.33             5.12
                                4             496,951,555.78             5.28             5.05
                                5             495,937,131.29             5.33             4.91
                                6             494,923,630.37             5.25             4.85
                                7             493,911,047.90             5.25             4.77
                                8             492,899,378.78             4.00             3.88
                                9             491,888,617.88             4.00             3.74
                                10            490,878,760.08             4.00             3.59
                                11            489,869,800.25             3.60             3.47
                                12            488,861,733.23             3.50             3.36
                                13            487,854,553.87             3.50             3.28
                                14                   0
                           ------------- -------------------------- ---------------- ---------------

SUPPLEMENTAL
INTEREST TRUST
 ACCOUNT:

               Amounts payable by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, in respect of net swap  payments  and  Swap  Termination  Payments  (other  than  Swap  Termination  Payments  resulting  from a swap counterparty trigger event) will be deducted from the available distribution amount before distributions to the holders of the Class A, Class M and Class B Certificates.  On each  Distribution  Date, such amounts will be distributed by the
               Supplemental Interest Trust Trustee, on behalf of the supplemental  interest trust, to the Swap Counterparty,  first to make any net swap payment owed to the Swap Counterparty pursuant to the applicable Swap Agreement for such Distribution
               Date, and second to make any Swap  Termination  Payment not due to a swap  counterparty  trigger event owed to the Swap
               Counterparty pursuant to the applicable Swap Agreement.  Payments by the Supplemental Interest Trust Trustee, on behalf of the supplemental  interest trust, to the Swap Counterparty in respect of any Swap Termination Payment triggered by a swap counterparty  trigger event pursuant to the applicable Swap Agreement will be subordinated to distributions to the holders of the Class A, Class M and Class B Certificates and will be paid by the  Supplemental  Interest Trust Trustee, on behalf of the  supplemental  interest  trust,  to the Swap  Counterparty  as set forth in the pooling and  servicing agreement.

               Amounts payable by the Swap Counterparty and the Yield Maintenance Provider to the Supplemental Interest Trust Trustee,
               on behalf of the supplemental  interest trust,  will be deposited by the  Supplemental  Interest Trust Trustee into the supplemental interest trust account. On each distribution date the Trustee will withdraw the following amounts from the supplemental  interest  trust  account to the extent of net swap payments and payments  received  pursuant to the Yield
               Maintenance Agreement on deposit therein for distribution to the certificates in the following order of priority:

               (1)  to pay the holders of the Class A, Class M and Class B Certificates,  any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

               (2)  to pay to the holders the Class A, Class M and Class B Certificates,  any Prepayment Interest Shortfalls remaining unpaid  from prior  Distribution  Dates  together  with  interest  thereon,  on a pro rata  basis  based on unpaid
                    Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

               (3)  as part of the  Principal  Distribution  Amount,  to pay the  holders of the Class A-5  Certificates,  the Class M
                    Certificates  and Class B Certificates  the principal  portion of any realized  losses  incurred for the preceding calendar month;

               (4)  to pay to the holders of the Class A-5 Certificates  based on the amount of realized losses  previously  allocated thereto that remain  unreimbursed,  and then to the Class M Certificates in order of their payment  priority,  and then to the Class B Certificates the principal  portion of any realized losses  previously  allocated thereto that remain unreimbursed;

               (5)  to pay the holders of the Class A, Class M and Class B Certificates as part of the Principal  Distribution Amount, any Overcollateralization Increase Amount;

               (6)  to pay to the  holders of the Class A  Certificates,  on a pro rata  basis,  based on the amount of the Basis Risk
                    Shortfall  Carry-Forward  Amounts previously allocated thereto that remain unreimbursed,  the Basis Risk Shortfall
                    Carry-Forward  Amounts,  and then the Class M Certificates,  in order of their payment  priority,  and then to the
                    Class B Certificates  the amount of any Basis Risk Shortfall  Carry Forward  Amounts  remaining  unpaid as of that
                    Distribution Date;

               (7)  to pay to the holders of the Class A, Class M and Class B  Certificates,  the amount of any Relief Act  Shortfalls allocated thereto on that Distribution Date, on a pro rata basis based on Relief Act Shortfalls allocated thereto;
                    and

               (8)  to pay to the holders of the Class SB  Certificates  any balance  remaining,  in accordance  with the terms of the pooling and servicing agreement.

               On any  Distribution  Date, the amounts  described in clauses (1) through (7) above will be paid first from Excess Cash
               Flow as  described  above under  "Excess Cash Flow" for that  Distribution  Date,  second from amounts  received by the
               Supplemental  Interest  Trust  Trustee,  on behalf of the  Supplemental  Interest  Trust,  under the Yield  Maintenance
               Agreement and third from amounts  received by the  Supplemental  Interest Trust Trustee,  on behalf of the supplemental interest trust, under the Swap Agreements.

               On any  Distribution  Date, any amounts payable pursuant to clauses (3) and (5) above will be included in the Principal
               Distribution Amount and shall be paid as described in "Principal Distribution Amount" above.

                                                          AGGREGATE COLLATERAL SUMMARY

                                                                                                         MINIMUM      MAXIMUM
Current Principal Balance                          $517,177,589
Number of Mortgage Loans                                  1,869

Average Original Principal Balance                     $277,002                                          $12,000   $2,432,500
Average Current Principal Balance                      $267,714                                          $11,732   $2,432,500

Weighted Average Original Term                       356 months                                       120 months   360 months
Weighted Average Age                                 4   months                                       1   months   11  months
Weighted Average Gross Mortgage Rate                     7.505%                                           4.750%      11.125%
Weighted Average Original Loan-to-Value                  78.47%                                           14.00%      100.00%
Weighted Average Credit Score                               680                                              582          816

Weighted Average Margin                                  2.646%                                           2.250%       7.000%
Weighted Average Periodic Cap                            1.729%                                           1.000%       2.000%
Weighted Average Initial Periodic Cap                    4.901%                                           1.000%       6.000%
Weighted Average Maximum Mortgage Rate                  12.514%                                          10.250%      16.385%
Weighted Average Minimum Mortgage Rate                   2.971%                                           2.250%       9.875%
Weighted Average Next Rate Adjustment                62  months                                       21   month   119 months

LIEN POSITION
First Lien                                              100.00%     LOAN TYPE
                                                                    ARM                                                22.53%
OCCUPANCY                                                           Fixed Rate                                         77.47%
Non-owner Occupied                                       19.04%
Primary                                                  74.49%     LOAN PURPOSE
Second Home/Vacation                                      6.47%     Equity Refinance                                   36.78%
                                                                    Purchase                                           53.96%
DOCUMENTATION                                                       Rate/Term Refinance                                 9.26%
Full/Alternate                                           17.39%
Stated Income / Assets Verified                          44.15%     PROPERTY TYPE
No stated Income/ Assets Verified                        27.54%     Condominium High Rise (9 stories or more)           1.54%
No stated Income/ No Assets Verified                     10.91%     Condominium Low Rise (less than 5 stories)          6.86%
                                                                    Condominium Mid Rise (5 to 8 stories)               0.29%
SERVICING                                                           Condotel (1 to 4 stories)                           0.03%
SunTrust                                                 42.35%     Condotel (5 to 8 stories)                           0.03%
GMAC                                                     16.92%     Condotel (9 stories or more)                        0.11%
Homecomings                                              27.97%     Cooperative                                         0.02%
Other (Less than 10% individually)                       12.75%     Leasehold                                           0.09%
                                                                    Planned Unit Developments (attached)                1.55%
DELINQUENCY                                                         Planned Unit Developments (detached)               19.40%
Current                                                 100.00%     Single Family Detached                             58.04%
Delq:  30  Days                                           0.00%     Townhouse                                           0.66%
                                                                    Two-Four Family Units                              11.37%

                                                                    LOANS WITH ACTIVE PREPAYMENT PENALTIES             16.86%
                                                                    LOANS OVER 80% LTV WITH MI                          9.92%
                                                                    INTEREST ONLY LOANS                                57.69%

ALL LOANS
                                                                                            WEIGHTED
                                                                        PCT BY    AVERAGE   AVERAGE
                                                  CURRENT PRINCIPAL  CURR PRIN   PRINCIPAL  COMBINED
CREDIT SCORES                          #OF LOANS          BALANCE        BAL     BALANCE    ORIG LTV
-------------------------------------------------------------------------------------------------------
580 - 599                                     1         $356,882.24      0.07%    356,882.24    85.00%
600 - 619                                    39       18,074,761.57       3.49    463,455.42     72.34
620 - 639                                   385      102,329,053.51      19.79    265,789.75     78.48
640 - 659                                   369       93,360,521.47      18.05    253,009.54     79.15
660 - 679                                   264       72,137,927.64      13.95    273,249.73     78.70
680 - 699                                   287       74,817,282.66      14.47    260,687.40     79.42
700 - 719                                   173       48,756,250.66       9.43    281,828.04     78.57
720 - 739                                   117       38,981,487.38       7.54    333,175.11     77.46
740 - 759                                   107       31,018,031.05       6.00    289,888.14     78.40
760 - 779                                    68       19,236,283.75       3.72    282,886.53     79.37
780 - 799                                    45       13,644,030.45       2.64    303,200.68     77.54
800 or greater                               14        4,465,076.74       0.86    318,934.05     76.47
-------------------------------------------------------------------------------------------------------
TOTAL:                                    1,869     $517,177,589.12    100.00%    276,713.53    78.47%

                                                                                                             WEIGHTED
                                                                        PCT BY     AVERAGE     WEIGHTED       AVERAGE
                                                  CURRENT PRINCIPAL  CURR PRIN     PRINCIPAL   AVERAGE     COMBINED ORIG
ORIGINAL MORTGAGE LOAN BALANCES        #OF LOANS            BALANCE        BAL     BALANCEA     FICO            LTV
----------------------------------------------------------------------------------------------------------------------
$ 100,000 or less                           320      $21,818,052.93      4.22%     68,181.42       692         78.97%
$ 100,001 - $ 200,000                       645       95,280,839.76      18.42    147,722.23       675          80.99
$ 200,001 - $ 300,000                       362       89,100,788.67      17.23    246,134.78       671          81.08
$ 300,001 - $ 400,000                       158       54,375,269.20      10.51    344,147.27       671          81.02
$ 400,001 - $ 500,000                       142       64,615,180.38      12.49    455,036.48       682          80.25
$ 500,001 - $ 600,000                       102       55,833,374.85      10.80    547,386.03       672          77.78
$ 600,001 - $ 700,000                        44       28,554,136.00       5.52    648,957.64       688          76.22
$ 700,001 - $ 800,000                        25       18,800,859.12       3.64    752,034.36       680          78.21
$ 800,001 - $ 900,000                        10        8,517,503.15       1.65    851,750.32       677          77.07
$ 900,001 - $1,000,000                       17       16,306,357.39       3.15    959,197.49       687          73.97
$1,000,001 - $1,100,000                       3        3,163,581.72       0.61  1,054,527.24       698          72.89
$1,100,001 - $1,200,000                       6        6,812,360.62       1.32  1,135,393.44       690          71.49
$1,200,001 - $1,300,000                      11       13,848,577.25       2.68  1,258,961.57       696          69.37
$1,300,001 - $1,400,000                       6        8,264,482.17       1.60  1,377,413.70       708          71.25
$1,400,001 - $1,500,000                       4        5,902,080.96       1.14  1,475,520.24       710          69.73
$1,500,001 - $1,600,000                       2        3,130,667.12       0.61  1,565,333.56       675          66.51
$1,600,001 - $1,700,000                       1        1,620,000.00       0.31  1,620,000.00       724          65.00
$1,700,001 - $1,800,000                       4        6,995,073.28       1.35  1,748,768.32       698          69.24
$1,800,001 - $1,900,000                       2        3,719,999.98       0.72  1,859,999.99       662          66.94
$1,900,001 - $2,000,000                       3        5,891,344.25       1.14  1,963,781.42       722          70.96
$2,100,001 - $2,200,000                       1        2,194,560.32       0.42  2,194,560.32       744          75.00
$2,200,001 - $2,500,000                       1        2,432,500.00       0.47  2,432,500.00       736          70.00
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,869     $517,177,589.12    100.00%    276,713.53       680         78.47%

                                                                                                        WEIGHTED
                                                                    PCT BY  AVERAGE       WEIGHTED      AVERAGE
                                                        CURRENT  CURR PRIN  PRINCIPAL   AVERAGE FICO    COMBINED
MORTGAGE RATES                       #OF LOANS PRINCIPAL BALANCE    BAL     BALANCEA                    ORIG LTV
---------------------------------------------------------------------------------------------------------------
4.5000% - 4.9999%                            1    $1,320,000.00      0.26%1,320,000.00         698      78.00%
5.0000% - 5.4999%                            1       158,400.00       0.03  158,400.00         680       80.00
5.5000% - 5.9999%                            7     4,215,059.09       0.82  602,151.30         721       72.34
6.0000% - 6.4999%                           53    23,760,327.94       4.59  448,308.07         705       76.23
6.5000% - 6.9999%                          243    85,413,072.20      16.52  351,494.12         674       77.34
7.0000% - 7.4999%                          342    98,173,351.37      18.98  287,056.58         671       77.07
7.5000% - 7.9999%                          699   175,162,694.35      33.87  250,590.41         672       79.37
8.0000% - 8.4999%                          385    99,703,701.76      19.28  258,970.65         697       78.75
8.5000% - 8.9999%                          106    24,028,619.18       4.65  226,685.09         689       82.93
9.0000% - 9.4999%                           13     2,610,719.15       0.50  200,824.55         664       82.49
9.5000% - 9.9999%                           14     2,091,446.03       0.40  149,389.00         677       83.32
10.0000% - 10.4999%                          2       119,474.36       0.02   59,737.18         672       85.00
10.5000% - 10.9999%                          2       295,416.69       0.06  147,708.35         646       80.98
11.0000% - 11.4999%                          1       125,307.00       0.02  125,307.00         630       85.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                   1,869  $517,177,589.12    100.00%  276,713.53         680      78.47%

                                                                                                        WEIGHTED
                                                                    PCT BY   AVERAGE    WEIGHTED        AVERAGE
                                                        CURRENT  CURR PRIN   PRINCIPAL  AVERAGE FICO    COMBINED
NET MORTGAGE RATES                   #OF LOANS PRINCIPAL BALANCE     BAL     BALANCEA                   ORIG LTV
---------------------------------------------------------------------------------------------------------------
4.0000% - 4.4999%                            1    $1,320,000.00      0.26%1,320,000.00         698      78.00%
4.5000% - 4.9999%                            1       158,400.00       0.03  158,400.00         680       80.00
5.0000% - 5.4999%                            7     4,215,059.09       0.82  602,151.30         721       72.34
5.5000% - 5.9999%                           37    17,343,694.12       3.35  468,748.49         701       74.71
6.0000% - 6.4999%                          166    63,503,566.95      12.28  382,551.61         677       77.17
6.5000% - 6.9999%                          352   107,104,505.02      20.71  304,274.16         673       77.38
7.0000% - 7.4999%                          620   156,412,780.81      30.24  252,278.68         673       79.20
7.5000% - 7.9999%                          489   123,901,920.91      23.96  253,378.16         688       79.28
8.0000% - 8.4999%                          148    34,798,605.59       6.73  235,125.71         692       79.76
8.5000% - 8.9999%                           28     5,548,550.19       1.07  198,162.51         669       82.25
9.0000% - 9.4999%                           10     1,640,762.28       0.32  164,076.23         688       83.21
9.5000% - 9.9999%                            5       689,546.11       0.13  137,909.22         633       82.08
10.0000% - 10.4999%                          4       414,891.05       0.08  103,722.76         654       82.14
10.5000% - 10.9999%                          1       125,307.00       0.02  125,307.00         630       85.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                   1,869  $517,177,589.12    100.00%  276,713.53         680      78.47%

                                                                     PCT BY   AVERAGE
                                                         CURRENT   CURR PRIN  PRINCIPAL    WEIGHTED
ORIGINAL LOAN-TO-VALUE RATIO           #OF LOANS  PRINCIPAL BALANCE    BAL    BALANCE    AVERAGE FICO
---------------------------------------------------------------------------------------------------
00.01% - 50.00%                              26    $4,638,612.10      0.90% 178,408.16         651
50.01% - 55.00%                              10     3,837,328.42       0.74 383,732.84         666
55.01% - 60.00%                              13     6,252,910.08       1.21 480,993.08         670
60.01% - 65.00%                              39    25,447,829.12       4.92 652,508.44         696
65.01% - 70.00%                              75    36,621,980.67       7.08 488,293.08         686
70.01% - 75.00%                             125    47,629,353.84       9.21 381,034.83         692
75.01% - 80.00%                           1,232   322,895,899.19      62.43 262,090.83         675
80.01% - 85.00%                              41     8,663,145.64       1.68 211,296.24         680
85.01% - 90.00%                             197    40,075,746.90       7.75 203,430.19         688
90.01% - 95.00%                              97    18,479,800.57       3.57 190,513.41         685
95.01% - 100.00%                             14     2,634,982.59       0.51 188,213.04         691
---------------------------------------------------------------------------------------------------
TOTAL:                                    1,869  $517,177,589.12    100.00% 276,713.53         680

                                                                                                      WEIGHTED
                                                                     PCT BY   AVERAGE    WEIGHTED     AVERAGE
                                                          CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO COMBINED
DEBT RATIO                            #OF LOANS PRINCIPAL BALANCE        BAL  BALANCEA                ORIG LTV
---------------------------------------------------------------------------------------------------------------
Not Available                               635  $170,580,995.65     32.98% 268,631.49         681      78.25%
20.00% or less                               62    12,625,596.41       2.44 203,638.65         682       78.42
20.01% - 25.00%                              63    14,506,542.07       2.80 230,262.57         676       75.24
25.01% - 30.00%                              92    26,224,591.69       5.07 285,049.91         684       76.27
30.01% - 35.00%                             132    37,284,214.68       7.21 282,456.17         675       78.74
35.01% - 40.00%                             255    74,094,464.47      14.33 290,566.53         688       79.14
40.01% - 45.00%                             346    96,783,300.28      18.71 279,720.52         671       79.57
45.01% - 50.00%                             217    61,006,818.57      11.80 281,137.41         671       78.99
50.01% - 55.00%                              52    16,760,993.13       3.24 322,326.79         688       77.37
55.01% - 60.00%                              12     6,182,423.10       1.20 515,201.93         724       72.27
60.01% or greater                             3     1,127,649.07       0.22 375,883.02         775       81.43
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,869  $517,177,589.12    100.00% 276,713.53         680      78.47%

                                                                                                       WEIGHTED
                                                                       PCT BY  AVERAGE      WEIGHTED   AVERAGE
                                                 CURRENT PRINCIPAL  CURR PRIN  PRINCIPAL    AVERAGE    COMBINED
STATE                                  #OF LOANS           BALANCE        BAL  BALANCE       FICO      ORIG LTV
---------------------------------------------------------------------------------------------------------------
Alabama                                     22       $5,623,409.32      1.09% 255,609.51        691     78.79%
Alaska                                       1          208,560.00       0.04 208,560.00        621      80.00
Arizona                                     69       23,306,127.86       4.51 337,769.97        684      77.61
Arkansas                                     7        1,390,793.50       0.27 198,684.79        680      83.20
California                                 229      103,176,029.48      19.95 450,550.35        677      78.33
Colorado                                    40       10,781,840.06       2.08 269,546.00        685      77.48
Connecticut                                 27        8,294,122.22       1.60 307,189.71        696      81.15
Delaware                                     7        1,586,223.26       0.31 226,603.32        638      79.81
District of Columbia                         8        1,923,390.85       0.37 240,423.86        688      82.20
Florida                                    268       75,317,407.26      14.56 281,035.10        677      78.57
Georgia                                    112       25,380,474.37       4.91 226,611.38        666      76.06
Hawaii                                       2        1,243,086.08       0.24 621,543.04        667      72.43
Idaho                                        7        1,496,169.61       0.29 213,738.52        675      82.47
Illinois                                    52       10,534,014.05       2.04 202,577.19        691      81.27
Indiana                                     28        3,747,805.64       0.72 133,850.20        674      81.50
Iowa                                         4          276,088.75       0.05  69,022.19        671      78.60
Kansas                                       3          351,210.42       0.07 117,070.14        758      90.45
Kentucky                                    12        1,707,032.02       0.33 142,252.67        701      81.41
Louisiana                                   15        2,210,264.61       0.43 147,350.97        689      83.19
Maine                                       12        2,323,458.51       0.45 193,621.54        645      83.05
Maryland                                    59       15,282,326.51       2.95 259,022.48        656      79.72
Massachusetts                               39       12,565,723.93       2.43 322,198.05        672      78.02
Michigan                                    29        5,766,087.85       1.11 198,830.62        707      75.88
Minnesota                                   21        4,320,658.25       0.84 205,745.63        684      80.65
Mississippi                                 12        1,515,204.39       0.29 126,267.03        719      87.34
Missouri                                    24        2,478,228.22       0.48 103,259.51        688      80.17
Montana                                      1          171,100.00       0.03 171,100.00        638      80.00
Nebraska                                     2          541,786.02       0.10 270,893.01        677      73.65
Nevada                                      34        8,567,392.37       1.66 251,982.13        680      80.59
New Hampshire                               10        2,038,902.52       0.39 203,890.25        666      67.74
New Jersey                                  70       23,149,398.76       4.48 330,705.70        670      80.62
New Mexico                                  19        5,283,050.31       1.02 278,055.28        665      79.03
New York                                    79       28,914,011.01       5.59 366,000.14        694      76.62
North Carolina                              61       13,856,289.34       2.68 227,152.28        680      77.83
North Dakota                                 1           84,483.18       0.02  84,483.18        621      90.00
Ohio                                        52        5,354,385.80       1.04 102,968.96        686      79.64
Oklahoma                                    12        1,611,338.85       0.31 134,278.24        662      79.69
Oregon                                      49       15,055,828.07       2.91 307,261.80        679      76.60
Pennsylvania                                56       10,450,904.21       2.02 186,623.29        676      78.71
Rhode Island                                 4        1,208,835.93       0.23 302,208.98        673      80.00
South Carolina                              33        9,588,850.52       1.85 290,571.23        712      79.35
South Dakota                                 4          500,891.42       0.10 125,222.86        652      80.00
Tennessee                                   36        7,614,509.89       1.47 211,514.16        653      75.45
Texas                                       74       12,224,759.56       2.36 165,199.45        709      81.50
Utah                                        14        8,707,444.09       1.68 621,960.29        671      72.70
Vermont                                      6        1,093,646.23       0.21 182,274.37        722      75.53
Virginia                                    90       24,207,480.12       4.68 268,972.00        678      78.55
Washington                                  35       11,524,535.65       2.23 329,272.45        696      79.92
West Virginia                                7        1,259,415.23       0.24 179,916.46        694      80.71
Wisconsin                                   10        1,235,763.95       0.24 123,576.40        657      82.24
Wyoming                                      1          126,849.07       0.02 126,849.07        707      80.00
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
TOTAL:                                   1,869     $517,177,589.12    100.00% 276,713.53        680     78.47%

                                                                                                      WEIGHTED
                                                                       PCT BY    AVERAGE    WEIGHTED  AVERAGE
                                                 CURRENT PRINCIPAL  CURR PRIN  PRINCIPAL    AVERAGE   COMBINED
LOAN PURPOSE                          #OF LOANS            BALANCE        BAL    BALANCE       FICO   ORIG LTV
---------------------------------------------------------------------------------------------------------------
Equity Refinance                           638     $190,213,137.27     36.78% 298,139.71        671     76.60%
Purchase                                 1,076      279,058,073.57      53.96 259,347.65        687      79.86
Rate/Term Refinance                        155       47,906,378.28       9.26 309,073.41        673      77.83
---------------------------------------------------------------------------------------------------------------
TOTAL:                                   1,869     $517,177,589.12    100.00% 276,713.53        680     78.47%

                                                                                                      WEIGHTED
                                                                       PCT BY  AVERAGE     WEIGHTED   AVERAGE
                                                 CURRENT PRINCIPAL  CURR PRIN  PRINCIPAL    AVERAGE   COMBINED
OCCUPANCY                              #OF LOANS         BALANCE        BAL    BALANCE       FICO     ORIG LTV
---------------------------------------------------------------------------------------------------------------
Primary                                  1,223     $385,235,809.35     74.49% 314,992.49        671     78.25%
Non-owner Occupied                         558       98,475,305.50      19.04 176,479.04        707      79.60
Second Home                                 88       33,466,474.27       6.47 380,300.84        694      77.77
---------------------------------------------------------------------------------------------------------------
TOTAL:                                   1,869     $517,177,589.12    100.00% 276,713.53        680     78.47%

                                                                                                      WEIGHTED
                                                                       PCT BY  AVERAGE     WEIGHTED   AVERAGE
                                                 CURRENT PRINCIPAL  CURR PRIN  PRINCIPAL    AVERAGE   COMBINED
PROPERTY TYPE                         #OF LOANS          BALANCE        BAL    BALANCE       FICO     ORIG LTV
---------------------------------------------------------------------------------------------------------------
Condominium High Rise (9 stories or         22       $7,969,373.12      1.54% 362,244.23        708     78.84%
more)
Condominium Low Rise (less than 5
stories)                                   178       35,493,733.12       6.86 199,403.00        686      79.67
Condominium Mid Rise (5 to 8 stories)        5        1,521,347.79       0.29 304,269.56        734      83.80
Condotel (1 to 4 stories)                    1          135,800.00       0.03 135,800.00        673      80.00

Condotel (5 to 8 stories)                    1          140,000.00       0.03 140,000.00        757      80.00
Condotel (9 stories or more)                 3          572,334.70       0.11 190,778.23        699      85.35
Cooperative                                  1          101,448.71       0.02 101,448.71        670      80.00

Leasehold                                    1          464,000.00       0.09 464,000.00        635      80.00
Planned Unit Developments (attached)        32        8,012,743.44       1.55 250,398.23        671      79.23
Planned Unit Developments (detached)       285      100,355,922.85      19.40 352,126.05        676      77.84
Single Family Detached                   1,092      300,157,018.85      58.04 274,869.06        675      78.30
Townhouse                                   22        3,425,923.31       0.66 155,723.79        694      82.79
Two-Four Family Units                      226       58,827,943.23      11.37 260,300.63        699      79.09
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
TOTAL:                                   1,869                        100.00% 276,713.53        680     78.47%
                                                    517,177,589.12

                                                                                                      WEIGHTED
                                                                       PCT BY    AVERAGE   WEIGHTED   AVERAGE
                                                 CURRENT PRINCIPAL  CURR PRIN  PRINCIPAL    AVERAGE   COMBINED
DOCUMENTATION TYPE                     #OF LOANS           BALANCE        BAL    BALANCE       FICO   ORIG LTV
---------------------------------------------------------------------------------------------------------------
Full/Alternate                             332      $89,961,329.77     17.39% 270,967.86        682     79.04%
Stated Income / Assets Verified            798      228,343,117.35      44.15 286,144.26        680      78.45
No stated Income/ Assets Verified          496      142,429,054.57      27.54 287,155.35        671      77.85
No stated Income/ No Assets Verified       243       56,444,087.43      10.91 232,280.20        693      79.24
---------------------------------------------------------------------------------------------------------------
TOTAL:                                   1,869     $517,177,589.12    100.00% 276,713.53        680     78.47%

                                                                                                       WEIGHTED
                                                                    PCT BY     AVERAGE    WEIGHTED     AVERAGE
                                              CURRENT PRINCIPAL  CURR PRIN   PRINCIPAL   AVERAGE FICO  COMBINED
PREPAYMENT PENALTY TERM             #OF LOANS           BALANCE        BAL     BALANCE                 ORIG LTV
---------------------------------------------------------------------------------------------------------------
N/A                                   1,515     $429,986,353.77     83.14%  283,819.38         679      78.02%
6 Months                                 22        6,697,634.07       1.30  304,437.91         695       77.51
12 Months                                77       17,444,349.26       3.37  226,549.99         680       79.69
24 Months                                15        2,924,334.38       0.57  194,955.63         660       83.45
36 Months                               237       59,381,219.70      11.48  250,553.67         681       81.22
60 Months                                 3          743,697.94       0.14  247,899.31         655       80.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                1,869     $517,177,589.12    100.00%  276,713.53         680      78.47%

                                                                                                      WEIGHTED
                                                                   PCT BY     AVERAGE    WEIGHTED     AVERAGE
                                              CURRENT PRINCIPAL  CURR PRIN   PRINCIPAL AVERAGE FICO   COMBINED
INTEREST ONLY BY TERM               #OF LOANS           BALANCE        BAL     BALANCEA               ORIG LTV
---------------------------------------------------------------------------------------------------------------
None                                    992     $218,842,266.60     42.31%  220,607.12         683      79.30%
36 Months                                 2        1,457,000.00       0.28  728,500.00         690       77.34
60 Months                                38       18,093,798.21       3.50  476,152.58         689       78.13
84 Months                                 1          460,000.00       0.09  460,000.00         700       80.00

108 Months                                2          572,000.00       0.11  286,000.00         697       77.20
120 Months                              833      276,252,524.31      53.42  331,635.68         676       77.95
                                                                           ,500,000.00
180 Months                                1        1,500,000.00       0.291                    664       60.00
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
TOTAL:                                1,869                        100.00%  276,713.53         680      78.47%
                                                 517,177,589.12

                                                                                                      WEIGHTED
                                                                   PCT BY     AVERAGE    WEIGHTED     AVERAGE
                                              CURRENT PRINCIPAL  CURR PRIN   PRINCIPAL   AVERAGE FICO COMBINED
MAXIMUM MORTGAGE RATES              #OF LOANS           BALANCE        BAL     BALANCEA               ORIG LTV
---------------------------------------------------------------------------------------------------------------
Fixed-Rate Mortgage Loans             1,562     $400,672,044.06     77.47%  256,512.19         679      78.67%
10.0000% - 10.9999%                       9        5,693,459.09       1.10  632,606.57         714       73.87
11.0000% - 11.9999%                      62       31,497,930.30       6.09  508,031.13         668       75.96
12.0000% - 12.9999%                      99       38,643,785.51       7.47  390,341.27         682       76.74
13.0000% - 13.9999%                     116       35,436,317.21       6.85  305,485.49         687       80.39
14.0000% - 14.9999%                      19        4,817,791.35       0.93  253,567.97         688       83.01
15.0000% - 15.9999%                       1          356,882.24       0.07  356,882.24         582       85.00
16.0000% - 16.9999%                       1           59,379.36       0.01   59,379.36         675       85.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                1,869     $517,177,589.12    100.00%  276,713.53         680      78.47%

                                                                                                    WEIGHTED
                                                        CURRENT  PCT BY     AVERAGE      WEIGHTED   AVERAGE
                                        # OF          PRINCIPAL  CURR       PRINCIPAL   AVERAGE     COMBINED
MINIMUM MORTGAGE RATES (%)               LOANS          BALANCE   PRIN BAL     BALANCE        FICO    ORIG LTV
--------------------------------------- ------- ---------------- ---------- ----------- ----------- -----------
Fixed-Rate Mortgage Loans                1,562  $400,672,044.06     77.47%  256,512.19         679      78.67%
2.0000% - 2.9999%                          238    94,387,276.88      18.25  396,585.20         684       77.21
3.0000% - 3.9999%                           25     7,798,563.63       1.51  311,942.55         675       80.97
4.0000% - 4.9999%                            3       623,409.14       0.12  207,803.05         664       88.03
5.0000% - 5.9999%                            6     2,792,433.46       0.54  465,405.58         693       77.11
6.0000% - 6.9999%                           16     5,142,334.88       0.99  321,395.93         668       79.59
7.0000% - 7.9999%                           12     3,849,772.90       0.74  320,814.41         633       78.12
8.0000% - 8.9999%                            5     1,482,193.78       0.29  296,438.76         712       85.99
9.0000% - 9.9999%                            2       429,560.39       0.08  214,780.20         599       83.31
--------------------------------------- ------- ---------------- ---------- ----------- ----------- -----------
TOTAL:                                   1,869  $517,177,589.12    100.00%  276,713.53         680      78.47%

                                                                                                      WEIGHTED
                                                                    PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                                         CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO  COMBINED
NOTE MARGINS                          #OF LOANS PRINCIPAL BALANCE        BAL  BALANCE                 ORIG LTV
---------------------------------------------------------------------------------------------------------------
Fixed-Rate Mortgage Loans                 1,562  $400,672,044.06     77.47% 256,512.19         679      78.67%
2.0000% - 2.4999%                           177    72,390,761.39      14.00 408,987.35         679       76.34
2.5000% - 2.9999%                            76    26,993,622.16       5.22 355,179.24         692       80.48
3.0000% - 3.4999%                            22     7,170,169.63       1.39 325,916.80         675       80.03
3.5000% - 3.9999%                             5     1,495,667.46       0.29 299,133.49         681       80.74
4.0000% - 4.4999%                             4       892,909.14       0.17 223,227.29         666       75.04
5.0000% - 5.4999%                            22     7,205,533.04       1.39 327,524.23         668       79.36
7.0000% - 7.4999%                             1       356,882.24       0.07 356,882.24         582       85.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,869  $517,177,589.12    100.00% 276,713.53         680      78.47%

                                                                                                       WEIGHTED
                                                                    PCT BY       AVERAGE   WEIGHTED     AVERAGE
                                               CURRENT PRINCIPAL  CURR PRIN     PRINCIPAL  AVERAGE      COMBINED
NEXT INTEREST RATE ADJUSTMENT DATE  #OF LOANS            BALANCE        BAL       BALANCE    FICO       ORIG LTV
---------------------------------------------------------------------------------------------------------------
Fixed-Rate Mortgage Loans             1,562      $400,672,044.06     77.47%    256,512.19      679      78.67%
November 2008                             3           951,060.39       0.18    317,020.13      633       77.11
December 2008                             2           603,150.00       0.12    301,575.00      663       77.72
October 2009                              1           236,800.00       0.05    236,800.00      714       80.00
November 2009                             4           850,055.00       0.16    212,513.75      660       71.31
December 2009                            24         7,554,491.56       1.46    314,770.48      671       80.09
January 2010                              3         1,728,000.00       0.33    576,000.00      703       79.64
July 2011                                 3         1,481,300.00       0.29    493,766.67      620       75.39
August 2011                               3         1,230,940.92       0.24    410,313.64      634       80.95
September 2011                           23         5,631,106.57       1.09    244,830.72      664       81.07
October 2011                              8         2,752,007.00       0.53    344,000.88      668       81.39
November 2011                            59        21,078,227.51       4.08    357,258.09      699       78.76
December 2011                           103        33,071,710.84       6.39    321,084.57      683       79.00
January 2012                             36        16,186,057.99       3.13    449,612.72      697       78.37
July 2013                                 3         3,390,880.00       0.66  1,130,293.33      609       79.56
August 2013                               1           577,349.78       0.11    577,349.78      615       80.00
September 2013                            3         1,710,617.82       0.33    570,205.94      609       56.19
November 2013                             4         2,064,662.64       0.40    516,165.66      623       76.70
December 2013                             5         3,691,596.58       0.71    738,319.32      758       76.45
January 2014                              5         3,093,750.00       0.60    618,750.00      743       73.32
July 2016                                 1           589,893.21       0.11    589,893.21      605       78.00
September 2016                            4         1,694,325.73       0.33    423,581.43      623       55.85
October 2016                              2         1,743,930.84       0.34    871,965.42      611       72.66
November 2016                             3         1,874,013.49       0.36    624,671.16      646       78.20
December 2016                             1           497,867.19       0.10    497,867.19      776       80.00
January 2017                              3         2,221,750.00       0.43    740,583.33      693       69.12
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
TOTAL:                                1,869      $517,177,589.12    100.00%    276,713.53      680      78.47%

                                                FOR ADDITIONAL INFORMATION PLEASE CALL:

                                                   DEUTSCHE BANK SECURITIES CONTACTS

--------------------------------------- -----------------------------

--------------------------------------- -----------------------------

 WHOLE LOAN TRADING
 Adam Yarnold                               212-250-2669
 Samuel Warren                              212-250-2668

 ABS BANKING
 Sue Valenti                                212-250-3455
 Ernest Calabrese                           212-250-5859
 Kathie Peng                                212-250-7259

 ABS STRUCTURING
 Bill Yeung                                 212-250-6893
 Florian Halili                             212-250-0877

 ABS COLLATERAL
 Alex Lee                                   212-250-7826
 Fan Huang                                  212-250-5470
--------------------------------------- -----------------------------

                                                        RATING AGENCY CONTACTS

------------------------------------------------------------------------------------------------------------------------

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 MOODY'S:                              Arif Bekirogu                                         (212) 553-7761
 S&P:                                  Leo Yioupis                                           (212) 438-1261
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